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                                                                    EXHIBIT 23.2




                       CONSENT OF McGLADREY & PULLEN, LLP

         As independent auditors, we hereby consent to the incorporation by reference of our report, dated February 22, 2001, relating to the consolidated financial statements and financial statement schedule of NTELOS Inc. as of December 31, 2000 and for each of the years in the two year period ended December 31, 2000 and our report, dated February 22, 2001, relating to the financial statements of West Virginia PCS Alliance, L.C. as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000, included in or incorporated by reference into the 2001 Annual Report on Form 10-K of NTELOS Inc., into the previously filed Form S-8 Registration Statements, File Nos. 333-45593, 333-40751, 333-40753, 333-54288, 333-62764 and
333-62766, and Form S-3 Registration Statement Nos. 333-17945, 333-54226,
333-59554, 333-59556 and 333-59538 of NTELOS Inc.


                                                 /s/ McGladrey & Pullen, LLP



Richmond, Virginia
March 29, 2002